Filed Pursuant to Rule 424(b)(3)

Registration No. 333-281956

PROSPECTUS

3,311,110 Shares of Common Stock

This prospectus relates to the registration and resale by the selling stockholder named under the heading “Selling Stockholder” in this prospectus (which term as used in this prospectus includes its respective transferees, pledgees, distributees, donees and successors-in-interest, each a “selling stockholder” and, collectively, the “selling stockholders”) of up to 3,311,110 shares (the “Shares”) of common stock, par value $0.0001 per share, of Serve Robotics Inc. (the “Company”), which includes: (i) 555,555 shares of our common stock issuable upon exercise of the pre-funded warrants (the “Pre-Funded Warrants”) issued to Armistice Capital Master Fund Ltd. (“Armistice”) in connection with a private placement of warrants and pre-funded warrants, as more fully described herein (the “August 2024 PIPE”), (ii) 555,555 shares of our common stock issuable upon exercise of the warrants (the “Common Warrants”) issued to Armistice in connection with the August 2024 PIPE and (iii) 2,200,000 shares of our common stock issuable upon exercise of the warrants (the “Exchange Warrants,” and together with the Pre-Funded Warrants and the Common Warrants, the “August 2024 PIPE Warrants”) issued to Armistice pursuant to an agreement with the Company in connection with the August 2024 PIPE to exercise the July 2024 PIPE Common Warrants (as defined herein).

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. However, we will receive the proceeds of any cash exercise of the August 2024 PIPE Warrants. The selling stockholder may sell the shares of common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.”

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The selling stockholder will bear all discounts, concessions, commissions and similar selling expenses, if any, attributable to their respective sales of the shares of common stock.

Our common stock is currently traded on The Nasdaq Capital Market, LLC (“Nasdaq”) under the ticker symbol “SERV”. On September 4, 2024, the last reported sale price of our common stock on Nasdaq was $8.15 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 5 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 11, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement including the exhibits. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

We and the selling stockholder have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus, including the documents incorporated by reference herein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page 5 of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

In this prospectus, references to the “Company,” “we,” “us,” and “our” refer to Serve Robotics Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise. All references to “Serve” refer to Serve Operating Co. (formerly known as Serve Robotics Inc.), a privately held Delaware corporation and our direct, wholly-owned subsidiary. Serve holds all material assets and conducts all business activities and operations of Serve Robotics Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein.

About Serve Robotics Inc.

We are on a mission to deliver a sustainable future by transforming how goods move among people.

We have developed an advanced, artificial intelligence-powered robotics mobility platform, with last-mile delivery in cities as its first application. According to the U.S. Bureau of Transportation Statistics in 2017, 45% of car trips in the United States are taken for shopping and errands, and in 2019, FedEx stated that over 60% of merchants’ customers live within three miles of a store location. By eliminating unnecessary car traffic, and by reducing the cost of last-mile transportation, we aim to reshape cities into sustainable, safe and people-friendly environments, with thriving local economies.

Our first product is a low-emissions robot that serves people in public spaces, starting with last-mile food delivery. In 2017, our core technology development began with our co-founders and a growing product and engineering team. In 2020, the team launched a fleet of sidewalk delivery robots (hereafter simply referred to as “delivery robots”) in Los Angeles performing contactless deliveries during the COVID-19 pandemic shutdowns. By the end of that year, our robots had successfully completed over 10,000 commercial deliveries for Postmates Inc. (collectively with its affiliated entities, “Postmates”) in California, augmenting Postmates’ fleet of human couriers.

Postmates was acquired by Uber Technologies, Inc. (“Uber”) in 2020, and in February of 2021, Uber’s leadership team agreed to contribute the intellectual property developed by the team and assets relating to this project to Serve. In return for this contribution and an investment of cash into the Company, Uber acquired a minority equity interest in the business. By the end of the first quarter of 2021, the majority of the team that had worked on this project at Postmates joined us as full-time employees.

After spinning off from Uber in 2021, we established a commercial partnership with Uber, with deliveries starting in January 2022 on a small scale. In May 2022, Uber announced a pilot program with us, and by June, it executed a commercial-scale agreement with us to deploy up to 2,000 of our robots across the United States.

Our current fleet consists of over 100 robots, and we plan to expand our fleet by building and deploying hundreds of new robots in the coming years after raising additional capital. We have platform-level integrations with the Uber Eats division of Uber and 7-Eleven, Inc. Our strategic investors include NVIDIA, Uber, 7-Ventures and Delivery Hero’s corporate venture units, alongside other world-class investors.

Because we started within a food delivery company, our team comes with a depth of expertise in food delivery. Additionally, our engineering team has extensive experience in AI, automation and robotics. Our leadership team includes veterans from Uber, Postmates, Waymo, Apple Inc., Blue Origin, LLC, GoPro, Inc., GoDaddy Inc. and Anki, Inc. We believe our expertise positions us to service the ever-growing on-demand delivery market, including food delivery.

Based on our proprietary historical delivery data, approximately half of all food delivery distances in the United States are less than 2.5 miles, making these deliveries well-suited to delivery by sidewalk robots. We provide a robotic delivery experience that can delight customers, improve reliability for merchants and reduce traffic congestion and vehicle emissions. Moreover, at scale with full utilization and high autonomy, we believe our robots have the potential to reduce average delivery cost to under $1.00, lower than delivery cost by human couriers today, making on-demand delivery more affordable and accessible in the areas in which we operate. In fact, according to a 2024 ARK Invest report, by using automation to reduce delivery costs, the potential market for food and parcel delivery by robots and drones may grow to as much as $450 billion globally in 2030.

Recent Developments

August 2024 PIPE

On August 27, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Armistice for a private placement offering of the Pre-Funded Warrants and accompanying Common Warrants. Pursuant to the Purchase Agreement, we sold 555,555 Pre-Funded Warrants, with each Pre-Funded Warrant exercisable for one share of common stock, together with Common Warrants to purchase up to 555,555 shares of common stock. Each Pre-Funded Warrant and accompanying Common Warrant were sold together at a combined offering price of $8.9999.

In addition, pursuant to the Purchase Agreement, the Company agreed with the investor to exercise the July 2024 PIPE Common Warrants (as defined below) (the “Warrant Exchange”). The July 2024 PIPE Common Warrants were purchased at their exercise price of $6.00 per share. In consideration for the immediate exercise in full of the July 2024 PIPE Common Warrants for gross cash proceeds of approximately $15.0 million, the exercising holder received in a private placement the “Exchange Warrants to purchase up to an aggregate of 2,200,000 shares of common stock with an exercise price of $10.00 per share.

The August 2024 PIPE Warrants issued in the August 2024 PIPE and related Warrant Exchange were issued and offered pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Pursuant to the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the SEC to register for resale of the shares issuable upon exercise of the August 2024 PIPE Warrants within 15 days after the closing date of the August 2024 PIPE (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective within 15 days after the Filing Date or 45 days following the Filing Date if the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

July 2024 PIPE

On July 23, 2024, we entered into a Securities Purchase Agreement (the “July 2024 PIPE Purchase Agreement”) with Armistice for a private placement offering (the “July 2024 PIPE”) of pre-funded warrants and accompanying warrants. Pursuant to the July 2024 PIPE Purchase Agreement, we sold 2,500,000 pre-funded warrants (the “July 2024 PIPE Pre-Funded Warrants”), with each pre-funded warrant exercisable for one share of common stock, together with warrants (the “July 2024 PIPE Common Warrants”) to purchase up to 2,500,000 shares of common stock. Each July 2024 PIPE Pre-Funded Warrant and accompanying July 2024 PIPE Common Warrant were sold together at a combined offering price of $5.9999.

The July 2024 PIPE Pre-Funded Warrants and the July 2024 PIPE Common Warrants issued in the July 2024 PIPE were issued and offered pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

In connection with the July 2024 PIPE Purchase Agreement, we entered into a registration rights agreement (the “July 2024 PIPE Registration Rights Agreement”) with Armistice. Pursuant to the July 2024 PIPE Registration Rights Agreement, we were required to file a resale registration statement (the “July 2024 PIPE Registration Statement”) with the SEC to register for resale of the shares issuable upon exercise of the July 2024 PIPE Pre-Funded Warrants and the July 2024 PIPE Common Warrants within 15 days after the closing date of the July 2024 PIPE. The July 2024 PIPE Registration Statement was filed with the SEC on July 31, 2024 and was declared effective on August 6, 2024. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to maintain the effectiveness of the Registration Statement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended (the “Sarbanes-Oxley Act”), on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until December 31, 2028, which is the last day of the fiscal year following the fifth anniversary of the first sale of our common stock pursuant to an effective registration statement in 2023. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate History and Information

We were incorporated in the State of Delaware as Patricia Acquisition Corp. on November 9, 2020. On July 31, 2023, Serve Acquisition Corp. merged with and into Serve (the “Merger”). Following the Merger, Serve was the surviving entity and became our wholly-owned subsidiary, and all of the outstanding stock of Serve was converted into shares of our common stock. The business of Serve became our business as a result of the Merger. Following the consummation of the Merger, Serve changed its name to “Serve Operating Co.” and we changed our name to “Serve Robotics Inc.”

Prior to the Merger, Patricia Acquisition Corp. was a “shell” company registered under the Exchange Act, with no specific business plan or purpose until it began operating the business of Serve following the closing of the Merger.

Our principal executive offices are located at 730 Broadway, Redwood City, California 94063. Our telephone number is (818) 860-1352. Our website address is http://www.serverobotics.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

This prospectus relates to the resale from time to time by the selling stockholder identified herein of up to 3,311,110 Shares. We are not offering any shares of common stock for sale under the registration statement of which this prospectus is a part.

Shares of common stock that may be offered by the selling stockholder:	3,311,110 shares of common stock.

Common stock outstanding	42,339,877 shares of common stock outstanding as of August 29, 2024 (42,895,432 shares of common stock if the Pre-Funded Warrants are exercised).

Use of proceeds:	We will not receive any proceeds from the sale of the Shares covered by this prospectus. However, we will receive the proceeds of any cash exercise of the August 2024 PIPE Warrants.

Offering price:	The selling stockholder may sell all or a portion of its Shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 5 of this prospectus.

Nasdaq trading symbol:	SERV

The number of shares of common stock outstanding is based on an aggregate of 42,339,877 shares outstanding as of August 29, 2024, and excludes:

●	555,555 shares of common stock issuable upon the exercise of the Pre-Funded Warrants with an exercise price of $0.0001 per share;

●	555,555 shares of common stock issuable upon the exercise of the Common Warrants with an exercise price of $10.00 per share;

●	2,200,000 shares of common stock issuable upon the exercise of the Exchange Warrants with an exercise price of $10.00 per share;

●

1,422,371 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2024 that were subject to options originally granted under the Serve Robotics Inc. 2021 Stock Plan and 110,168 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2024 that were subject to options granted under the Serve Robotics Inc. 2023 Equity Incentive Plan (the “2023 Plan”), with a weighted-average exercise price of $0.86 per share;

●	955,804 shares of common stock issuable upon the vesting of restricted stock unit awards outstanding as of June 30, 2024 granted under the 2023 Plan;

●

3,723,300 shares of common stock available for issuance under the 2023 Plan as of June 30, 2024 (which include 3,703,549 shares which became available following an increase approved by our Board and our stockholders in July 2024);

●	outstanding warrants to purchase an aggregate of 128,511 shares of our common stock issued to certain accredited investors in connection with the Merger and related private placement transaction (the “Private Placement”) at the exercise price of $3.20 per share as of August 29, 2024;

●	outstanding warrants to purchase an aggregate of 33,273 shares of our common stock issued to certain broker-dealers in connection with the Merger and Private Placement with an exercise price of $4.00 per share as of August 29, 2024;

●	outstanding warrants to purchase an aggregate of 2,145,000 shares of our common stock issued to Magna New Mobility USA, Inc. with an exercise price of $0.01 per share as of August 29, 2024;

●	outstanding warrants to purchase an aggregate of 500,000 shares of our common stock issued to Aegis Capital Corp. in connection with its services as the underwriter in our public offering in April 2024 (the “Public Offering”) with an exercise price of $5.00 per share as of August 29, 2024; and

●	outstanding warrants to purchase an aggregate of 1,091 shares of our common stock issued to Network 1 Financial Securities, Inc. (“Network 1”) and its affiliates in connection with Network 1’s services as the placement agent in our convertible notes offering in January 2024 with an exercise price of $2.42 per share as of August 29, 2024.

Except as otherwise indicated, all information in this prospectus:

●	reflects the issuance of 10,000,000 shares of our common stock in the Public Offering;

●	assumes no exercise of outstanding options subsequent to June 30, 2024; and

●	assumes no vesting of restricted stock unit awards subsequent to June 30, 2024.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks and uncertainties discussed and described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as updated by our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference, in this prospectus, and any updates to those risk factors included from time to time in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus, before making any decision to invest in shares of our common stock. If any of the events discussed in these risk factors occurs, our business, prospects, results of operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our ability to protect and enforce our intellectual property and the scope and duration of such protection;

●	our reliance on third parties, including suppliers, delivery platforms, brand sponsors, software providers and service providers;

●	our ability to operate in public spaces and any errors caused by human supervisors, network connectivity or automation;

●	our robots’ reliance on sophisticated software technology that incorporates third-party components and networks to operate and our ability to maintain licenses for this software technology;

●	our ability to commercialize our products at a large scale;

●	the competitive industry in which we operate which is subject to rapid technological change;

●	our ability to raise additional capital to develop our technology and scale our operations;

●	developments and projections relating to our competitors and our industry;

●	our ability to adequately control the costs associated with our operations;

●	the impact of current and future laws and regulations, especially those related to personal delivery devices;

●	potential cybersecurity risks to our operational systems, infrastructure and integrated software by us or third-party vendors;

●	our ability to continue as a going concern; and

●	other risks and uncertainties, including those described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024 and elsewhere in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus contains, and any applicable prospectus supplement and any related free writing prospectus may contain, estimates, projections and other information concerning our industry, our business and the markets for certain robotics. Information based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which such data are derived.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holder of the Shares described in the section entitled “Selling Stockholder” to resell such Shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholder. However, we will receive the proceeds of any cash exercise of the August 2024 PIPE Warrants.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of these Shares unless otherwise set forth in the Registration Rights Agreement. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

The common stock being offered by the selling stockholder are those issuable to the selling stockholder upon exercise of the Pre-Funded Warrants, Common Warrants and Exchange Warrants. For additional information regarding the issuances of the Pre-Funded Warrants, Common Warrants and Exchange Warrants, see “Prospectus Summary – Recent Developments” above. We are registering the shares of common stock issuable upon the exercise of the Pre-Funded Warrants, Common Warrants and Exchange Warrants in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the Pre-Funded Warrants, Common Warrants and Exchange Warrants and the July 2024 PIPE Pre-Funded Warrants and July 2024 PIPE Common Warrants issued in the July 2024 PIPE, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the Pre-Funded Warrants, Common Warrants and Exchange Warrants, as of August 29, 2024, assuming exercise of the Pre-Funded Warrants, Common Warrants and Exchange Warrants held by the selling stockholder on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the Pre-Funded Warrants, Common Warrants and Exchange Warrants, determined as if the outstanding Pre-Funded Warrants, Common Warrants and Exchange Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of each of the Pre-Funded Warrants, Common Warrants and Exchange Warrants, a selling stockholder may not exercise such Pre-Funded Warrants, Common Warrants or Exchange Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Pre-Funded Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to This Prospectus (1)		Number of Shares of Common Stock Owned After Offering
Armistice Capital, LLC	—	3,311,110	(2)(3)	—

(1)	Assumes the sale of all shares offered in this prospectus.

(2)	Includes (i) 555,555 shares of common stock issuable upon exercise of the Pre-Funded Warrants, (ii) 555,555 shares of common stock issuable upon exercise of the Common Warrants and (iii) 2,200,000 shares of common stock issuable upon exercise of the Exchange Warrants held by the selling stockholder. The Pre-Funded Warrants, Common Warrants and Exchange Warrants are subject to certain beneficial ownership limitations that prohibit Armistice from exercising any portion of them if, following such exercise, Armistice’s ownership of our common stock would exceed the relevant warrant’s ownership limitation.

(3)	The securities are directly held by Armistice and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of Armistice, and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The August 2024 PIPE Warrants are subject to a beneficial ownership limitation of 9.99%, and such limitation restricts the selling stockholder from exercising that portion of the August 2024 PIPE Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Shares being offered by this prospectus is being passed upon for us by Orrick, Herrington & Sutcliffe LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Serve Robotics Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2023, incorporated by reference in this prospectus, have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Serve’s ability to continue as a going concern as described in Note 2 to the financial statements), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of this document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the internet on the SEC’s website at http://www.sec.gov. You may also request a copy of filings, at no cost, by writing or telephoning us at: Serve Robotics Inc. 730 Broadway, Redwood City, California 94063, (818) 860-1352.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 that we filed with the SEC on February 29, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024, and for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024.

●	our Current Reports on Form 8-K filed with the SEC on January 3, 2024, February 7, 2024, February 23, 2024, March 7, 2024, April 9, 2024, April 18, 2024, April 23, 2024, April 24, 2024, May 15, 2024, June 3, 2024, July 23, 2024, July 24, 2024, August 13, 2024 and August 28, 2024, to the extent information therein is filed and not furnished; and

●	the description of our common stock contained in our Registration Statement on Form 10-12G/A filed with the SEC on April 9, 2021, pursuant to Section 12(g) of the Exchange Act, as updated by the description of the Registrant’s common stock contained in Exhibit 4.8 to the FY 2023 Form 10-K, and including any other amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Serve Robotics Inc.
730 Broadway

Redwood City, California 94063

Attn: Brian Read, Chief Financial Officer
(818) 860-1352

You may also access these documents on our website at investors.serverobotics.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this base prospectus or any accompanying prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We and the selling stockholder have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholder are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

3,311,110 Shares

Common Stock

PROSPECTUS

September 11, 2024